JONES, JENSEN & COMPANY, LLC
                          ----------------------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




September  24,  1999



Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read Item 3 of Form 10-SB of Internet Marketing. Inc. (formerly Chandelier Business Services, Inc.) and are in agreement with the statements contained therein in so far as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein

Very  truly  yours,

/S/  Jones,  Jensen  &  Company

Jones,  Jensen  &  Company


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